UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

The Boston Beer Company, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75 Arlington Street, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Upon the recommendation of the Compensation Committee, the Company's Board of Directors granted to Martin F. Roper, the Company's President and Chief Executive Officer, an option to acquire 300,000 shares of Class A Common Stock pursuant to the Company's Employee Equity Incentive Plan, effective June 28, 2005 (the "Effective Date"). The option agreement set the option exercise price at $22.425 per share, the fair market value of the Company's Class A Common Stock on the Effective Date. The 10-year option vests, provided certain criteria are met, on May 1, 2008 with respect to 180,000 shares and on May 1, 2010 with respect to the remaining 120,000 shares. Vesting criteria relate to volume growth and increased earnings, in each case relative to certain benchmarks, as determined by the Compensation Committee. If the criteria are not met on the applicable vesting date, then the option will lapse with respect to the subject shares. In addition, the option provides for partial accelerated vesting in the event of Mr. Roper's death or total disability or termination of employment by the Company not for cause prior to May 1, 2008, or in the event of a change in control pursuant to which C. James Koch or members of his family no longer control a majority of the Company's issued and outstanding Class B Common Stock.

Exhibit 10 --	Form of Contingent Vesting Option Agreement between the Company and Martin F. Roper effective as of June 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

Date: July 1, 2005	/s/ William F. Urich

William F. Urich
Chief Financial Officer
(Signature)*

*Print name and title of the signing officer under his signature.

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